                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------

                                   FORM 8-K


                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                     -----------------------------------


                               February 25, 1999
                               -----------------
                                Date of Report


                         DOLLAR FINANCIAL GROUP, INC.
                         ----------------------------
            (Exact name of registrant as specified in its charter)



          New York                  333-18221            13-2997911

(State or Other Jurisdiction      (Commission           (IRS Employer
      of Incorporation)           File Number)      Identification Number)


       1436 Lancaster Avenue, Suite 210, Berwyn, Pennsylvania 19312-1288
            (Address of principal executive offices)     (zip code)


                                (610) 296-3400
                                --------------
              Registrant's telephone number, including area code

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Item 1.     Not Applicable.
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Item 2.     On February 10, 1999, Dollar Financial Group, Inc. ("Company") and
            DFG Acquisition Limited, an indirect subsidiary of the Company, entered into an Agreement for the sale and purchase of shares with Henry Hallam, Rachel Hallam and shareholders signatory thereto, to acquire all of the outstanding shares of Instant Cash Loans Limited which operates eleven stores in the United Kingdom. The aggregate purchase price for this acquisition was $11 million and was funded with the issuance of the Company's 10 7/8% Senior Subordinated Notes Due 2006.

            On February 17, 1999, National Money Mart Company, a subsidiary of the Company, entered into an Asset Purchase Agreement with King Mortgage Limited and Denis Willner, to purchase the remaining 86.5% partnership interest in the Calgary Money Mart Partnership that National Money Mart Company did not already own. Calgary Money Mart Partnership operates six stores in Alberta, Canada. The aggregate purchase price for this acquisition was $5.6 million and was funded with the issuance of the Company's 10 7/8% Senior Subordinated Notes Due 2006.

Items 3-6.  Not Applicable.
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Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.
            ------------------------------------------------------------------

            The financial statements, proforma financial statements, and the purchase agreements required by Item 7 of Form 8K will be filed by amendment to this Form 8K on or before April 26, 1999.

Items 8-9.  Not Applicable.
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                                   SIGNATURE

     Pursuant to the requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 25, 1999.

                                       DOLLAR FINANCIAL GROUP, INC.
                                       a New York corporation


                                       By:    /s/ Richard S. Dorfman
                                              -----------------------------
                                       Name:  Richard S. Dorfman
                                       Title: Executive Vice President and
                                              Chief Financial Officer

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